EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of February 5, 2010, is made between KEYON COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Debtor”) and THE CALIFORNIA CAPITAL LIMITED PARTNERSHIP, a California limited partnership (“Secured Party”).

Secured Party and Debtor are parties to that certain Note Purchase Agreement, dated as of February 1, 2010 (the “Note Purchase Agreement”), pursuant to which, among other things, Debtor has issued that certain Secured Convertible Promissory Note, of even date herewith (the “Note”), to Secured Party.

To induce Secured Party to enter into the Note Purchase Agreement and purchase the Note from Debtor, and in order to secure the Obligations of Debtor arising under the Convertible Note Documents, Debtor and Secured Party desire to enter into this Agreement for the purpose of effecting the grant by Debtor to Secured Property of the Liens in the personal property of Debtor contemplated hereby.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

SECTION 1	Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement or the Note, as the context may require.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Collateral” has the meaning set forth in Section 2.

“Collateral Augmentation Date” means the earlier of (i) September 30, 2010 and (ii) the date on which Debtor determines, as a result of its receipt of verbal or written notice from any applicable Governmental Authority in connection with the ARRA Grant Funding, that the conditions to the Closing set forth in the Securities Purchase Agreement will not be satisfied on or prior to September 30, 2010.

“Debtor” has the meaning set forth in the introductory paragraph hereto.

“Event of Default” has the meaning set forth in Section 7.

“Internal Revenue Code” means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

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“KeyOn Communications, Inc.” means KeyOn Communications, Inc., a Nevada corporation, a wholly-owned Subsidiary of Debtor.

“Note” has the meaning set forth in the recitals to this Agreement.

“Note Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Operating Subsidiary” has the meaning set forth in Section 5(l).

“Partnership and LLC Collateral” has the meaning set forth in Section 5.

“Pledged Collateral” means Debtor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any subsidiaries of Debtor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“Secured Party” has the meaning set forth in the introductory paragraph hereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2   Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof. Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership

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interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (ii) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code.

SECTION 3	Financing Statements and other Action.

(a) Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and Debtor agrees to execute and deliver to Secured Party such other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b) Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(c) Upon request of Secured Party, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(d) Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4   Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a) Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

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(b) Debtor has rights in or the power to transfer the Collateral, and Debtor is the legal and beneficial owner of the Collateral, free from any Lien other than Permitted Liens, and has good and marketable title thereto.

(c) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

(d) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(e) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

(f)   Schedule 3 lists Debtor’s ownership interests in each of its Subsidiaries as of the date hereof.

(g) Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral. Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of Debtor, there exists no material violation or material default under any Pledged Collateral Agreement by Debtor or the other parties thereto. Debtor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

SECTION 5   Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not

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locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. At the request of Secured Party, insurance on the Collateral shall name Secured Party as additional insured and as loss payee. Upon the request of Secured Party, Debtor shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to Secured Party from time to time upon the request of Secured Party a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. If so requested by Secured Party, all insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled and shall provide that no such policy be materially changed without at least 30 days’ prior written notice to Debtor and Secured Party. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

(e) If so requested by Secured Party at any time from and after the Collateral Augmentation Date, all insurance policies shall provide that any losses payable thereunder be payable directly to Secured Party unless written authority to the contrary is obtained. In the event that Debtor shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to Secured Party. If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to Secured Party. Additionally, Debtor shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $50,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party. In its sole discretion Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor.

(f)  If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(g) Without limiting the generality of subsection (i), Debtor shall notify Secured Party of any registration by Debtor with the U.S. Copyright Office of any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) within 5 Business Days after the date of any such registration.

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(h) If so requested by Secured Party at any time from and after the Collateral Augmentation Date, Debtor will use commercially reasonable efforts to obtain from each Person from whom Debtor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

(i)  Debtor shall comply with all of its material obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder. (ii) Debtor will take all actions reasonably necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”) to provide specifically at all times that: (A) no Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law. Additionally, Debtor agrees that no Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by Debtor in a securities account. (iii) Debtor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents, or otherwise cast any vote or grant or give any consent, waiver or ratification in respect of the Pledged Collateral, in any way that materially changes the rights of Debtor with respect to any Pledged Collateral in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of Secured Party’s security interest therein.

(j)  In the event that Debtor acquires rights in any subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 3, reflecting such new subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to any such subsidiary immediately upon Debtor’s acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 3.

(k) Debtor shall at all times be the sole legal and beneficial owner of all of the issued and outstanding equity interests of KeyOn Communications, Inc.

(l)  Debtor shall cause KeyOn Communications, Inc. at all times to be the sole legal and beneficial owner of all membership interests issued by KeyOn Communications, LLC, a Nevada limited liability company, KeyOn Pahrump, LLC, a Nevada limited liability company, KeyOn SIRIS, LLC, a Nevada limited liability company, KeyOn Grand Junction, LLC, a Nevada limited liability company, KeyOn Idaho Falls, LLC, a Nevada limited liability company, KeyOn Pocatello, LLC, a Nevada limited liability company, KeyOn SpeedNet, LLC, a Nevada limited liability company, and KeyOn Spectrum Holdings, LLC, a Nevada limited liability company (each an “Operating Subsidiary” and, collectively, the “Operating Subsidiaries”).

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(m)      In the event that any portion of the Note has not been converted by the Collateral Augmentation Date in accordance with Section 5 of the Note, Debtor shall take all action necessary in the opinion of Secured Party to effect, by no later than the date occurring 20 days after such Collateral Augmentation Date, the grant to Secured Party by KeyOn Communications, Inc. and each Operating Subsidiary of a first priority Lien in all of such Persons’ personal property, and shall take, and shall cause KeyOn Communications, Inc. and each such Operating Subsidiary to take, all actions reasonably necessary in the opinion of Secured Party to facilitate the perfection and protection of such Liens.

SECTION 6	Rights of Secured Party; Authorization; Appointment.

(a) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

(c) Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem

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reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7   Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any material impairment in the value of the Collateral or the priority of Secured Party’s Lien hereunder.

(b) Any levy upon, seizure or attachment of a material portion of the Collateral which shall not have been rescinded or withdrawn within 20 days after the date of such levy, seizure or attachment.

(c)	Any “Event of Default” (as defined in the Note) shall occur.

(d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 5 Business Days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

SECTION 8	Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Convertible Note Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may, subject to the UCC and other applicable law, peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by

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one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 during the continuance of an Event of Default, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

(c) Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

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SECTION 9      Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

SECTION 10     Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered, if to Debtor, to the address, facsimile number or email address set forth below its name on its signature page hereto and if to Secured Party, to the address, facsimile number or email address set forth in Schedule 4 hereto, or, in the case of either party, at or to such other address, facsimile number or email address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent. Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 11      No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12	Costs and Expenses; Indemnification.

(a) Debtor agrees to pay on demand: (i) the reasonable out-of-pocket costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel to Secured Party, in connection with the administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral; (ii) all appraisal, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Secured Party in connection with this Agreement or the Collateral; and (iii) all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

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(b) Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Post-Default Rate set forth in the Note.

SECTION 13     Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 14     Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California. The provisions of Section 5.3 of the Note Purchase Agreement relating to venue, submission to jurisdiction and the waiver of the right to jury trial are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 18     Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

(Remainder of page intentionally left blank; signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:

Name:

Title:

Address for notices:

KeyOn Communications Holdings, Inc.

11742 Stonegate Circle

Omaha, Nebraska 68164

Attention: Jason Lazar

Facsimile: (402) 998-4111

with a copy to:

Haynes and Boone, LLP

1221 Avenue of the Americas, 26th Floor

New York, New York 10020

Attention: Rick A. Werner, Esq.

Facsimile: (212) 884-8234

Signature Page 1 to Security Agreement

THE CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:

Name:

Title:

Signature Page 2 to Security Agreement

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SCHEDULE 1

to the Security Agreement

1.	Jurisdiction of Organization and Organizational Identification Number

Delaware

Organizational Identification Number: DE 3852792

2.	Chief Executive Office and Principal Place of Business

KeyOn Communications Holdings, Inc.

11742 Stonegate Circle

Omaha, Nebraska 68164

3.	Other locations where Debtor conducts business or Collateral is kept

KeyOn Communications Holdings, Inc.

4067 Dean Martin Drive

Las Vegas, NV 89103

Leased Premises in Idaho Falls, Idaho

Leased Premises in Grand Junction, Colorado

Leased Premises in Centerville, Iowa

Leased Premises in Wolffworth, Texas

4.	Deposit Accounts and Security Accounts

None.

Schedule 1

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SCHEDULE 2

to the Security Agreement

1.	Patents and Patent Applications.	None.
2.	Copyrights (Registered and Unregistered) and Copyright Applications.	None.

3.   Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

None.

Schedule 2

sf-2792320

SCHEDULE 3

to the Security Agreement

SUBSIDIARIES

1.         Interests in each limited liability company that is a Subsidiary of Debtor as follows:

KeyOn Communications, LLC

KeyOn Pahrump, LLC

KeyOn SIRIS, LLC

KeyOn Grand Junction, LLC

KeyOn Idaho Falls, LLC

KeyOn Pocatello, LLC

KeyOn SpeedNet, LLC

KeyOn Spectrum Holdings, LLC

2.         Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a subsidiary of Debtor as follows:

None.

3.         Capital stock of each corporate subsidiary of Debtor, and the stock certificates with respect thereto, as follows:

Subsidiary	No. and Class of Shares

KeyOn Communications, Inc.	216,890 shares of common stock

Schedule 3

sf-2792320

SCHEDULE 4

to the Security Agreement

SECURED PARTY ADDRESS

The California Capital Limited Partnership

149 S. Barrington Avenue, Suite 311

Los Angeles, CA 90049

Attention: General Partner

Schedule 4

sf-2792320